UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

First Capital, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-25023	35-2056949
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Federal Drive, N.W.
Corydon, Indiana 47112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 738-2198

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	FCAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On November 4, 2026, First Capital, Inc. (“First Capital”), an Indiana corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Bancorp of Indiana, Inc. (“First Bancorp”), an Indiana corporation, pursuant to which First Bancorp will merge with and into First Capital, whereupon the separate corporate existence of First Bancorp will cease and First Capital will survive (the “Merger”). In connection with the Merger, First Federal Savings Bank, an Indiana state-chartered commercial bank and wholly-owned subsidiary of First Bancorp, will be merged with and into First Harrison Bank, an Indiana state-chartered commercial bank and wholly-owned subsidiary of First Capital, with First Harrison Bank as the surviving bank.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, in connection with the Merger, each holder of First Bancorp common stock will receive 0.3075 shares of First Capital common stock (the “Exchange Ratio”) per share of First Bancorp common stock such holder owns (the “Merger Consideration”). The Exchange Ratio is fixed and will not be adjusted based on changes in the market price of First Capital common stock. No fractional shares of First Capital common stock will be issued in the Merger; instead, each holder of First Bancorp common stock who would otherwise be entitled to a fractional share will receive an amount in cash in lieu of such fractional share, as provided in the Merger Agreement. Shares of First Capital common stock issued as Merger Consideration will be issued in book-entry form, and First Capital will deposit the Merger Consideration with an exchange agent for delivery to First Bancorp shareholders following the Effective Time.

Based upon the 20-day volume-weighted average price of First Capital as of November 4, 2026 of $63.05 per share, the total Merger Consideration is estimated to be $33.2 million, which amount will change due to fluctuations in the price of First Capital’s common stock.

Representations, Warranties and Covenants

The Merger Agreement contains representations, warranties and covenants of First Capital and First Bancorp, including, among others, covenants that require First Bancorp not to engage in certain kinds of transactions from the date of the Merger Agreement until the Effective Time (without the prior written consent of First Capital), other than as permitted by the Merger Agreement. Subject to certain exceptions, the board of directors of First Bancorp will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby and solicit proxies voting in favor of the Merger Agreement from First Bancorp shareholders. Subject to certain exceptions, First Bancorp has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

Termination and Termination Fee

The Merger Agreement provides certain termination rights for both First Capital and First Bancorp and further provides that upon termination of the Merger Agreement under certain circumstances, First Bancorp will be obligated to pay First Capital a termination fee of $1.4 million. The termination fee is payable by First Bancorp in specified circumstances, including if First Bancorp terminates the Merger Agreement to enter into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement) or following a change in the recommendation of First Bancorp’s board of directors in connection with such a proposal.

Closing Conditions

As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of First Bancorp, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by First Capital with the Securities and Exchange Commission (the “SEC”) with respect to the First Capital common stock to be issued in the Merger, and (v) authorization for listing on The Nasdaq Stock Market of the shares of First Capital common stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain additional customary conditions, including: (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (ii) compliance of the other party with its covenants in all material respects; and (iii) receipt by such party of an opinion from counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Assumption of Indebtedness

In connection with the Merger, First Capital will assume First Bancorp’s obligations with respect to its outstanding indebtedness, including (i) $12.0 million in aggregate principal amount of subordinated notes, consisting of First Bancorp’s 3.50% Fixed-to-Floating Rate Subordinated Notes due 2032 and 4.00% Fixed-to-Floating Rate Subordinated Notes due 2037, and (ii) approximately $5.0 million in aggregate principal amount of junior subordinated debentures due 2037 relating to First Bancorp’s outstanding trust preferred securities.

Important Statement Regarding the Merger Agreement

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning First Capital and First Bancorp that First Capital publicly files in reports and statements with the SEC.

Board Approval; Recommendation; Governance

The Merger Agreement has been approved by the board of directors of each of First Capital and First Bancorp. Subject to the approval of the Merger by First Bancorp’s shareholders, regulatory approvals, and other customary closing conditions, the parties anticipate completing the Merger in the first half of 2027.

Voting Agreements. The members of the board of directors of First Bancorp have executed voting agreements (each a “Voting Agreement” and, together, the “Voting Agreements”) in which they have agreed to vote their shares of First Bancorp stock in favor of the Merger at the special meeting of First Bancorp’s shareholders at which the Merger is to be considered. A form of Voting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

First Capital Shares. First Capital currently owns 90,000 shares of First Bancorp common stock. These shares of First Bancorp common stock that First Capital owns immediately prior to the Effective Time will be cancelled and retired at the Effective Time, and no shares of First Capital common stock or other consideration will be issued or paid in exchange for those shares.

Michael Head Agreement. Pursuant to the Merger Agreement, at the Effective Time, Michael H. Head, the current President and Chief Executive Officer and a director of First Bancorp, will be appointed to the board of directors of First Capital. In connection with the Merger, First Capital, First Bancorp, First Federal Savings Bank and Mr. Head entered into a Settlement and Restrictive Covenant Agreement, which is described under Item 5.02 below.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director. As described in Item 1.01 above, pursuant to the Merger Agreement, at the Effective Time, First Capital will appoint Michael H. Head, currently President and Chief Executive Officer and a director of First Bancorp, to the board of directors of First Capital. There is no other arrangement or understanding between Mr. Head and any other person pursuant to which he was selected to serve as a director. The committees of the First Capital board of directors on which Mr. Head will serve have not yet been determined, and First Capital will disclose any such committee appointments as and when required. There are no family relationships between Mr. Head and any director or executive officer of First Capital. There are no transactions involving Mr. Head that would be required to be reported under Item 404(a) of Regulation S-K.

Settlement and Restrictive Covenant Agreement. Concurrently with the execution of the Merger Agreement, on November 4, 2026, First Capital, First Bancorp, First Federal Savings Bank and Mr. Head entered into a Settlement and Restrictive Covenant Agreement (the “Settlement Agreement”), which will become effective at the Effective Time. The Settlement Agreement supersedes Mr. Head’s Amended and Restated Employment Agreement dated June 20, 2018, as extended (the “Prior Employment Agreement”), which will terminate immediately prior to the Effective Time. As of the Effective Time, Mr. Head will continue employment with First Harrison Bank as Market President on an at-will basis, with an annual base salary of $305,242. In consideration of the termination of the Prior Employment Agreement and the restrictive covenants described below, and provided that Mr. Head remains employed through the Effective Date and executes and does not revoke a release of claims, Mr. Head will receive a lump-sum cash settlement payment from First Federal Savings Bank equal to 2.99 times his “base amount” (within the meaning of Section 280G of the Internal Revenue Code), payable immediately prior to the Effective Date and subject to applicable tax withholding. The settlement payment will be reduced to the extent necessary so that it does not constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code. The Settlement Agreement also contains restrictive covenants applicable to Mr. Head.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 5, 2026, First Capital and First Bancorp issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

In connection with the announcement of the Merger Agreement, First Capital made available an investor presentation regarding the proposed Merger. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Additional Information for Shareholders

In connection with the proposed Merger, First Capital will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of First Bancorp and a Prospectus of First Capital (“Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about First Capital and First Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the documents filed with the SEC by First Capital will be available free of charge on First Capital’s internet website at www.firstharrison.com under the “Investor Relations” tab.

First Capital and First Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Bancorp in connection with the proposed Merger. Information about the directors and executive officers of First Capital is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and its proxy statement for its 2026 annual meeting of shareholders, filed with the SEC on April 8, 2026. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed Merger between First Capital and First Bancorp. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties, including a number of factors that could cause actual results to differ materially from those expressed or implied by such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed Merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals for the proposed Merger might not be obtained; satisfaction of other closing conditions; delay in closing the proposed Merger; the reaction to the transaction of the companies’ customers and employees; market, economic, operational, liquidity, credit and interest rate risks associated with First Capital’s and First Bancorp’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of First Capital and First Bancorp to execute their respective business plans (including integrating the First Capital and First Bancorp businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Current Report and other factors identified in First Capital’s Annual Report on Form 10-K and other periodic filings with the SEC. Completion of the Merger is subject to the approval of the shareholders of First Bancorp, receipt of required regulatory approvals, and the satisfaction of customary closing conditions. These forward-looking statements are made only as of the date of this Current Report, and First Capital undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 4, 2026, by and between First Capital, Inc. and First Bancorp of Indiana, Inc.*

10.1	Form of Voting Agreement

10.2	Settlement and Restrictive Covenant Agreement, dated as of November 4, 2026, by and among First Capital, Inc., First Bancorp of Indiana, Inc., First Federal Savings Bank and Michael Head*

99.1	Joint Press Release issued by First Capital, Inc. and First Bancorp of Indiana, Inc. dated November 5, 2026

99.2	Investor Presentation, dated November 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. First Capital agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

First Capital, Inc.

Date: November 5, 2026	By:	/s/ Joshua P. Stevens
Joshua P. Stevens
Executive Vice President and Chief Financial Officer